Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form F-3 (No. 333-290046) of our report dated March 27, 2025, relating to the financial statements of IceCure Medical Ltd. appearing in the Annual Report on Form 20-F of IceCure Medical Ltd. for the year ended December 31, 2024. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

March 16, 2026